SECOND AMENDMENT TO LEASE


THIS SECOND AMENDMENT TO LEASE (this "Amendment") is dated for reference purposes only as of January 4, 1999, by and between TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY, a California corporation ("Landlord"), and MAXICARE HEALTH PLANS, INC., a Delaware corporation ("Tenant").


RECITALS

A.	Landlord and Tenant entered into that certain Lease dated for reference purposes only as of June 1, 1994, as amended by a First Amendment to Lease dated for reference purposes only as of November 1996, (collectively, the "Lease"), with respect to premises located at and commonly known as the entire 8th and 9h floors in the Broadway Building located at 1149 South Broadway Street, Los Angeles, California (the "Premises"); and


B.	The Landlord and Tenant now desire to further amend the Lease as provided herein below.

NOW, THEREFORE, the Landlord and Tenant for good and valuable consideration, the receipt of which is hereby acknowledged, amend the Lease as follows:


AGREEMENT


1.	The foregoing Recitals are true and correct and incorporated herein by this reference.

2.	All capitalized terms not specifically defined herein shall
have the meanings set forth in the Lease.

3.	This Amendment shall be read and construed with the Lease, and all terms, covenants and conditions set forth in the Lease, except as specifically amended herein, shall be and remain in full force and effect.

4.	Sections 14.01 and 14.02 of Article XIV of the Lease are
amended effective January 1, 1998 to provide that Tenant shall pay Landlord for after BUSINESS HOURS heating, ventilation and air conditioning at the rate of $21.63 per hour through the Lease Expiration Date (May 31, 2000). Notwithstanding the above, Saturday air conditioning, heating, and ventilation shall be available to Tenant between the hours of 8:00 a.m. to 12: 00 p.m. at no cost to Tenant.
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5.	Tenant shall pay Landlord, upon execution of this Amendment, the sum of $7,563.92 representing the principal amount due and owing Landlord for after BUSINESS HOURS heating, ventilation and air conditioning for the period beginning October 1, 1997 and continuing through and including December 31, 1998.

6.	The parties hereto represent and warrant to the other that they are authorized and empowered to enter into this Amendment and each of the individuals executing this Amendment on behalf of the respective party entities do hereby expressly warrant and represent to the other that they are duly authorized to execute this Amendment on behalf of said entities and to bind said entities to the terms of this Amendment.

7.	In the event of any conflict between the terms, provisions and covenants of the Lease and this Amendment, the terms, provisions and covenants of this Amendment shall supercede and govern the actions of the parties hereto.

8.	The terms, covenants and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
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IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

"LANDLORD"

TRANSAMERICA OCCIDENTAL LIFE
INSURANCE COMPANY, a California
Corporation

By:
 Name:	 /s/ Paul Wintermute
      Its	       Investment Officer


"TENANT"

MAXICARE  HEALTH PLANS, INC., a
Delaware  Corporation

By:

Name: